Exhibit 10.101

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

Execution Version

ALLEGIANT GUARANTEE AGREEMENT
dated as of November 1, 2023
between
ALLEGIANT TRAVEL COMPANY and
ALLEGIANT AIR, LLC
as Guarantors

and
RUNWAY SEVEN LENDER LLC
as Security Trustee
___________________________________________________

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TABLE OF CONTENTS

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ALLEGIANT GUARANTEE AGREEMENT
ALLEGIANT GUARANTEE AGREEMENT dated as of November 1, 2023 (this “Agreement”) is between ALLEGIANT TRAVEL COMPANY, a corporation organized under the laws of the State of Nevada (“Allegiant Travel”), ALLEGIANT AIR, LLC, a limited liability company organized under the laws of the State of Nevada (“Allegiant”, and together with Allegiant Travel, the “Guarantors” and each a “Guarantor”) and RUNWAY SEVEN LENDER LLC, as Security Trustee for its benefit and the benefit of each of the Finance Parties (together with its successors and assigns, the “Security Trustee”), under that certain PDP Facility Agreement dated as of November 1, 2023 (as amended, supplemented or otherwise modified from time to time, the “Facility Agreement”) among Sun Tail PDP LLC, a limited liability company formed under the laws of the State of Delaware, as borrower (the “Borrower”), the Security Trustee, Runway Seven Lender LLC, as lender (the “Lender”) and Carlyle Aviation Management Limited, as agent of the Lender (the “Agent”). Unless otherwise defined herein, defined terms used herein shall have the meanings ascribed to such terms in the Facility Agreement.
W I T N E S S E T H:
WHEREAS, the Borrower, the Lender, the Agent and the Security Trustee have entered or will enter into certain of the Facility Agreement and the other Transaction Documents to which each of them is or will be a party;
WHEREAS, the Guarantors wish, in furtherance of their corporate purposes and in order to induce the Lender to enter into the transaction contemplated by the Facility Agreement, to guarantee, whether scheduled or contingent, liquidated or undetermined, now or hereafter existing (including all such amounts which would become due but for the operation of the automatic stay under section 362(a) of the United States Bankruptcy Code, 11 U.S.C. §362(a), and the operation of sections 502(b) and 506(b) of the United States Bankruptcy Code, 11 U.S.C. §502(b)): (i) prompt payment by the Borrower in full when due of all amounts payable pursuant to the Facility Agreement and the other Transaction Documents and (ii) complete performance by the Borrower of its agreements in and other obligations under the Facility Agreement and the other Transaction Documents when due (all the foregoing obligations being collectively referred to herein as the “Guaranteed Obligations”) and, in order to guarantee the Guaranteed Obligations, is executing and delivering this Agreement; and
NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and in order to induce the Lender to enter into the transaction contemplated by the Facility Agreement, each Guarantor covenants and agrees with the Security Trustee, on behalf of the Lender, as follows:
Section 1.The Guarantee.
(a)Each Guarantor absolutely, irrevocably and unconditionally, jointly and severally, guarantees, as primary obligor and not merely as surety, the due and punctual payment in full, observance and performance of the Guaranteed Obligations (whether on stated due dates, by acceleration or otherwise), the foregoing guarantee (in respect of payment obligations) constituting hereby a guarantee of payment and not of collection.
(b)Each Guarantor hereby irrevocably waives (v) any right of subrogation, (w) notice of acceptance hereof, and of any action taken or omitted in reliance hereon, (x) presentment for payment, observance or performance upon the Borrower, demand of payment, observance or performance from the Borrower, protest or notice to the Borrower of failure to pay, observe or perform or notice to any Guarantor of any default in the payment,

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observance or performance by the Borrower of any Guaranteed Obligations, except as otherwise expressly stated herein, (y) any requirement of diligence or promptness on the part of the Security Trustee or the Lender in making demand, commencing suit or exercising any other right or remedy under any of the Transaction Documents and (z) any right to require the Security Trustee or the Lender to exercise any right or remedy against the Borrower or any other person or entity prior to enforcing any right of the Security Trustee or the Lender against the Guarantors hereunder.
(c)The obligations of each Guarantor hereunder shall be absolute, unconditional and continuing under any and all circumstances and shall be performed by each Guarantor regardless of (a) whether the Borrower, the Guarantors, the Lender, the Agent or the Security Trustee shall have taken or failed to take any steps to collect or enforce any obligation or liability from the Borrower, or shall have otherwise exercised or failed to exercise any rights, powers or remedies under any of the Transaction Documents against the Borrower and shall in no way be affected or impaired by (and no notice to the Guarantors shall be required in respect of) any compromise, waiver, settlement, release, extension, change in or modification of any of the Guaranteed Obligations, (b)  the disaffirmance or rejection or purported disaffirmance or purported rejection of any of the Transaction Documents in any insolvency, bankruptcy or reorganization proceedings relating to the Borrower, (c) any law, regulation or decree now or hereafter in effect which might in any manner affect any of the terms or provisions of any of the Transaction Documents or any of the Security Trustee’s, the Agent’s or the Lender’s rights, powers or remedies thereunder as against the Borrower or which might cause or permit to be invoked any alteration in the time, amount, manner of payment or performance of any of the obligations and liabilities of the Borrower, (d) any failure of the Borrower to comply with the requirements of any federal, state or local law, regulation or order of any political subdivision or agency thereof, (e) the occurrence or continuance of any Default or Event of Default, (f) the merger or consolidation of the Borrower into or with any corporation or other entity or the sale by the Borrower of all or any part of its assets, (g) whether the Security Trustee, the Agent or the Lender shall have taken or failed to take any steps to mitigate damages, (h) any other circumstance which might otherwise constitute a defense available to or a discharge of the Borrower in respect of its obligations or liabilities under any of the Transaction Documents, or (i) any other act or omission to act by the Security Trustee or any other person or entity or any other circumstances whatsoever (with or without notice to or the knowledge of the Guarantors), whether similar or dissimilar to the foregoing, which may or might in any manner or to any extent vary the risk of the Guarantors, or otherwise constitute a legal or equitable discharge of a surety or the Guarantors; it being the purpose and intent of the Guarantors and the Security Trustee that this Agreement and the obligations and liabilities of the Guarantors hereunder shall be absolute, unconditional and continuing under any and all circumstances and shall not be discharged except by payment, observance and performance in full of all the Guaranteed Obligations.
(d)Each Guarantor agrees to pay all costs and expenses (including, without limitation, attorneys’ reasonable fees and expenses) incurred in connection with the enforcement of the obligations of the Borrower and in connection with the enforcement of the obligations of the Guarantors under this Agreement.
(e)If any payment of any Guaranteed Obligations is rescinded or must otherwise be returned by the Security Trustee, the Agent or the Lender as a result of any law or an order issued in a bankruptcy or insolvency proceeding relating to the Borrower or otherwise, the amount so repaid shall not be deemed to have been paid and shall be deemed to be outstanding and the guarantee of the Guarantors hereunder in respect of such payment shall be reinstated and shall remain in full force and effect.

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Section 2.Representations and Warranties of the Guarantors. Each Guarantor hereby represents and warrants to the Security Trustee that:
(a)Such Guarantor is a corporation duly organized and validly existing in good standing under the laws of the State of Nevada, is qualified to do business in each jurisdiction where the failure to be so qualified could have a materially adverse effect on such Guarantor’s business, operations or condition (financial or otherwise) or on its ability to perform its obligations hereunder, and has the corporate power and authority, and all licenses, rights, permits, certificates, franchises and other privileges, necessary to carry on its business as presently conducted and to perform its obligations under this Agreement.
(b)The execution, delivery and performance by such Guarantor of this Agreement has been duly authorized by all necessary corporate action on the part of such Guarantor, does not require any approval of the shareholders of such Guarantor, and neither the execution and delivery hereof nor the consummation of the transactions contemplated hereby nor compliance by such Guarantor with any, nor such Guarantor’s performance of all, of the terms and provisions hereof will contravene or has contravened any judgment or order applicable to or binding on it or any applicable law or conflict with, result in any breach of, or constitute any default under, its organizational documents or conflict with, result in the creation of a lien under, or require the consent of any trustee or creditor pursuant to, any indenture, mortgage, chattel mortgage, deed of trust, conditional sales contract, lease, bank loan or credit agreement or other agreement or instrument to which such Guarantor is a party or by which it or any of its assets may be bound.
(c)This Agreement has been duly executed and delivered by such Guarantor, and constitutes the legal, valid and binding obligation of such Guarantor, enforceable against such Guarantor in accordance with the terms hereof, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally, and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).
(d)There are no actions, suits or proceedings pending or, to the best of such Guarantor’s knowledge after due inquiry, threatened in any court or before any regulatory commission, board or administrative or other Government Entity against or affecting such Guarantor which could have a materially adverse effect on its ability to enter into or perform its obligations under this Agreement or on the condition (financial or otherwise), operations, business or prospects of such Guarantor.
(e)Such Guarantor is in material compliance with all applicable laws in all applicable jurisdictions, the violation of which could have a material adverse effect on the properties, business, prospects, profits or condition of such Guarantor.
(f)Such Guarantor is solvent and will not be rendered insolvent by the consummation of the transactions contemplated by the Transaction Documents, including, without limitation, this Agreement; after such consummation, the capital of such Guarantor will not be unreasonably small for the conduct of the business in which such Guarantor is engaged or is about to engage; such Guarantor has no intention or belief that it is about to incur debts beyond its ability to pay as they mature; and such Guarantor’s participation in such transactions is made without any intent to hinder, delay or defraud either present or future creditors of such Guarantor, none of the transactions contemplated by the Transaction Documents to which such Guarantor is a party is void or voidable at the behest of any creditor of such Guarantor, and Guarantors have no actual knowledge that any order or resolution for any administration, receivership, suspension of payments, winding up, bankruptcy, insolvency, reorganization proceedings has been adopted or registered in relation to the Guarantors, nor have any steps been or are any steps being taken

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by or on behalf of the Guarantors to appoint a receiver, administrator, liquidator, trustee or similar insolvency proceeding under any Debtor Relief Law in respect of any of them or any of their respective assets.
(g)No ERISA Event has occurred.
(h)[***]. For the purposes of this Section 2(h), “Affiliate” means, in respect of any Guarantor, any other person directly or indirectly controlling, controlled by or under common control with such Guarantor (including, without limitation, a trust of which such person is the beneficiary or a subsidiary of such person).  For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlling", "controlled by" and "under common control with" as applied to any person) means the power, directly or indirectly, to direct or cause the direction of the management and policies of such person whether through the ownership of voting securities or by contract or otherwise.
(i)[***]
(j)[***]
(k)[***]
(l)[***]
(m)[***]
Section 3.Covenants of the Guarantors. Each Guarantor hereby covenants in favor of the Security Trustee as follows:
(a)It shall not take any action to cause the Borrower not to comply, or to prohibit the Borrower from complying, with its covenants, agreements and undertakings set forth in the Transaction Documents to which the Borrower is or will become a party.
(b)From time to time it agrees that it will do all such acts, execute, acknowledge and deliver all such instruments and make all filings and recordings in all jurisdictions as it shall be reasonably requested by the Security Trustee to do or execute for the purpose of fully carrying out and effectuating this Agreement and the intent hereof.
(c)In the event that a Change of Control Event occurs, the Guarantors shall give the Agent prompt notice of such occurrence.
(d)Allegiant Travel shall provide to the Security Trustee (i) the annual audited financial statements of Allegiant Travel within [***] days of the end of each fiscal year of the Guarantors and (ii) quarterly financial statements of the Guarantors within [***] days of the end of each fiscal quarter of the Guarantors; provided that the availability of the foregoing on the website (www.allegiantair.com) of Allegiant Travel shall satisfy the reporting requirement of this Section 3(f).
(e)[***]
(f)[***]
(g)[***]
(h)Each Guarantor shall:

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(i)[***]
(ii)[***]
(iii)[***]
(i)Each Guarantor shall do all things necessary to maintain its business and corporate existence separate, readily identifiable and distinct from the Borrower and, in this regard, each Guarantor shall: [***].
(j)The Guarantors agree, jointly and severally, to pay or cause to be [***].
Section 4.Miscellaneous. (a) Except as expressly otherwise provided herein, all notices, requests, demands or other communications to or upon the Security Trustee, or the Guarantors shall be deemed to have been duly given or made when given pursuant to the terms of the Facility Agreement, with all notices to the Guarantors being sent to:

Address:	1201 North Town Center Drive, Las Vegas, Nevada 89144
Email:	DebtServicing@allegiantair.com
Attention:	Mr. Robert Neal, Sr.Vice President, Chief Financial Officer
(b) Neither the Lender, the Agent nor the Security Trustee shall by any act, delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default or in any breach by the Guarantors of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of the Security Trustee, the Agent or the Lender, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Security Trustee, the Agent or the Lender of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Security Trustee, the Agent or the Lender would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any rights or remedies provided by law. No waiver of any of the terms and conditions of this Agreement and no notice to or demand on the Guarantors or the Borrower in any case shall entitle the Guarantors or the Borrower to any other or further notice or demand in similar or other circumstances or constitute the waiver of the rights of the Security Trustee, the Agent or the Lender to any other or further action in any circumstances without notice or demand.
(c) THIS AGREEMENT SHALL IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK.
(d) Each Guarantor hereby irrevocably and unconditionally submits, for itself and its property, the non-exclusive jurisdiction of the courts of the State of New York sitting in the City and County of New York and to the non-exclusive jurisdiction of the U.S. District Court for the Southern District of New York, in any action or proceeding arising out of or relating to this Agreement, or the transactions contemplated hereby. Each Guarantor agrees that a final

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judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any party may otherwise have to bring any action or proceeding relating to this Agreement against another party or its properties in the courts of any jurisdiction.
(e) Each Guarantor hereby irrevocably waives, to the fullest extent permitted by applicable law, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (d) of this Section 4. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
(f) TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH GUARANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AND FOR ANY COUNTERCLAIM THEREIN.
(g) If any provision hereof should be held invalid, illegal, or unenforceable in any respect in any jurisdiction, then, to the fullest extent permitted by law, (i) all other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of the Security Trustee in order to carry out the intentions of the parties hereto as nearly as may be possible and (ii) such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of such provision in any other jurisdiction. To the extent permitted by applicable law, each Guarantor hereby waives any provision of law which would render any provision hereof prohibited or unenforceable in any respect.
(h) No amendment, modification, waiver, termination or discharge of any provision of this Agreement, nor consent to any departure by the Guarantors therefrom, shall in any event be effective unless the same shall be in writing specifically identifying this Agreement and the provision intended to be amended, modified, waived, terminated or discharged and is signed by each of the Security Trustee (being duly authorized to bind the Lender thereto, evidence of which to be supplied by the Security Trustee upon any such execution by the Security Trustee) and the Guarantors, and each such amendment, modification, waiver, termination or discharge shall be effective only in the specific instance and for the specific purpose for which given. No provision of this Agreement shall be varied, contradicted or explained by any oral agreement, course of dealing or performance or any other matter not set forth in an agreement in writing and signed by the Security Trustee and the Guarantors.
(i) This Agreement shall be binding upon each Guarantor, its successors and permitted assigns, and shall inure to the benefit of the Security Trustee, on behalf of the Lender, and be enforceable by the Security Trustee and its successors and assigns; provided that, no Guarantor shall assign any of its obligations hereunder without the prior written consent of the Security Trustee. This Agreement shall not be deemed to create any right in any person or entity nor be construed in any respect to be a contract in whole or in part for the benefit of any person or entity except as provided herein.
(j) [***]
(k) Each Guarantor shall procure that, until the occurrence of the Secured Obligations Discharge Date, [***]
Section 5.Reorganization of Payment Obligation. If, as a result of any insolvency, bankruptcy, reorganization, arrangement, readjustment of debt, dissolution, liquidation or similar

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proceeding with respect to, or affecting the status, existence, assets or obligations of the Borrower, the amount or timing of any payment, observance or performance of any Guaranteed Obligations shall be discharged, adjusted, rescheduled, rearranged or otherwise becomes payable in an amount or at a time, other than as specifically provided for in the Transaction Documents, each Guarantor specifically agrees, jointly and severally, as a primary obligation, to pay, observe and perform such Guaranteed Obligations at the time and in the amount such payment, observance or performance would have become due in accordance with the terms of the Transaction Documents if such insolvency, bankruptcy, reorganization, arrangement, readjustment of debt, dissolution, liquidation or similar proceeding had not occurred.
Section 6.No Set-Off. The obligations of the Guarantors hereunder shall not be released, discharged or otherwise affected by the existence of any claim, set-off, defense, or other right that any Guarantor may have at any time and from time to time against the Security Trustee, the Agent, the Lender or any other Person or entity, whether in connection herewith or with any related or unrelated transaction.
Section 7.Payments. Any and all amounts required to be paid by the Guarantors hereunder shall be paid strictly in accordance with the terms and provisions of the Transaction Documents, without set-off or counterclaim and without deduction or adjustment for and free and clear of any and all Taxes (and each Guarantor hereby agrees to comply with the provisions of Clause 13 of the Facility Agreement as if said Clause 13 referred to this Agreement and payments by such Guarantor hereunder).
* *

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IN WITNESS WHEREOF, each Guarantor and the Security Trustee has caused this Allegiant Guarantee Agreement to be duly executed and delivered by its proper and duly authorized officer as of the day and year first above written.

ALLEGIANT TRAVEL COMPANY, as Allegiant Travel By: /s/ Robert Neal Name: Robert Neal Title: CFO ALLEGIANT AIR, LLC, as Allegiant By: /s/ Robert Neal Name: Robert Neal Title: CFO
RUNWAY SEVEN LENDER LLC, as Security Trustee By: /s/ Robert G. Korn Name: Robert G. Korn Title: Manager

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